Exhibit 99.1

Eclipsys Announces Preliminary Fourth Quarter and Year-End Results

ATLANTA--(BUSINESS WIRE)--January 21, 2009--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today announced preliminary results for the fourth quarter and year ended December 31, 2008.

Revenues for the quarter ended December 31, 2008 are expected to range from $124 million to $127 million, compared to revenues of $124.4 million for the quarter ended December 31, 2007. Revenues for the year ended 2008 are expected to range from $513 million to $516 million, compared to $477.5 million for the year ended 2007.

On a GAAP basis, net income for the fourth quarter of 2008 is expected to range from $4 million to $6 million, or $0.07 to $0.11 per diluted common share, compared to net income of $24.2 million, or $0.45 per diluted common share in the fourth quarter of 2007. GAAP net income for the year ended December 31, 2008 is expected to range from $100 million to $102 million, or $1.82 to $1.86 per diluted common share, compared to $41.1 million, or $0.76 per diluted common share in 2007.

Non-GAAP net income for the fourth quarter 2008 is expected to range from $4 million to $6 million, or $0.07 to $0.11 per diluted common share, compared to non-GAAP net income for the fourth quarter 2007 of $15.8 million, or $0.29 per diluted common share. Non-GAAP net income for the year ended December 31, 2008 is expected to range from $41 million to $43 million, or $0.74 to $0.78 per diluted common share, compared to 2007 non-GAAP net income of $43.3 million, or $0.80 per diluted common share. A reconciliation of GAAP to non-GAAP results is included in the attached tables.

Non-GAAP net income excludes stock-based compensation expense, acquisition related amortization, and certain additional items that the company does not consider to be indicative of its underlying business performance. For fourth quarter 2007 non-GAAP net income, these additional items were costs associated with restructuring activities and the derivative litigation settled earlier in 2008, a gain associated with the sale of a business and an income tax benefit from partial reversal of a valuation allowance for Canadian net operating losses.

Projected non-GAAP net income for the fourth quarter 2008 excludes stock-based compensation, amortization of intangible assets associated the acquisitions of EPSi and MediNotes, and an offsetting benefit from additional release of the residual portion of the company’s deferred tax valuation allowance.

“Our fourth quarter results were disappointing,” said R. Andrew Eckert, Eclipsys president and chief executive officer, pointing to the following important factors that contributed to the company’s revenue and earnings falling below expectations:

  Despite solid quarterly bookings, up-front license revenue was lower than had been anticipated. Certain clients that had been negotiating traditional license transactions delayed their purchase commitments out of the quarter, while others that did sign in the quarter opted to move to subscription-based contracting to spread their license costs over the term of the contract.
  The performance of Eclipsys’ professional services business fell below expectations due to lower-than-expected utilization of some Eclipsys staff and reduced margins on certain complex implementation engagements.
  Allowance for doubtful accounts was increased for certain clients.
  Margins associated with certain third party software were lower than had previously been projected, due primarily to market pricing pressures.

“Economic factors are affecting our business, and the business of our clients,” said Eckert. “In response to this uncertain environment, we are taking actions to adjust our cost structure and business practices.”

Eckert continued, “The company finished 2008 with approximately $106 million in cash on the strength of record cash collections of $148 million in the fourth quarter and $139 million in the third quarter, the two best quarters in our history. We strongly believe in the long-term market opportunity for healthcare information technology solutions, and we believe our recent acquisitions will help us to present an even more compelling value proposition to this dynamic marketplace.”

Chief Financial Officer Change

On January 14, 2009, Robert J. Colletti resigned from his previous position as the company’s senior vice president, chief financial officer and treasurer. David Morgan, who joined Eclipsys in August 2008 as its vice president of finance and assistant treasurer, has been named interim chief financial officer, chief accounting officer and treasurer, effective January 15, 2009. Mr. Morgan has over 20 years of experience in accounting, finance, and operations management. He began his career with Arthur Andersen LLP and before joining Eclipsys served as vice president and controller of Worldspan LLP, a computerized travel reservation system company, and prior to Worldspan as controller and interim chief financial officer of MAPICS, Inc., a provider of enterprise software for midsized manufacturers and divisions of large corporations.

Today’s Conference Call

The company has scheduled a conference call today from 5:00 to 5:30 p.m. EST to discuss the preliminary results. To access the call, please dial 888-428-4480. A replay will be available until 5:00 p.m. on Jan. 23 by calling 800-475-6701.

Fourth Quarter and Year End Conference Call

The fourth quarter and 2008 revenue and net income figures included in this release are preliminary and unaudited and subject to further review, finalization of the company’s year-end closing procedures, and audit. Eclipsys will release final results for the fourth quarter and year ended December 31, 2008 on Tuesday, February 24, 2009. The news release will be distributed via Business Wire and posted on the company’s Web site (www.eclipsys.com) following the close of financial markets on February 24, 2009. Eclipsys executives will discuss the final results for the fourth quarter and year ended December 31, 2008 on a teleconference scheduled for 4:30 p.m. Eastern time on February 24, 2009. Persons interested in participating in the teleconference should call 888-428-4474 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the fourth quarter and year end conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The preliminary financial results reported in this press release on a GAAP basis reflect accounting principles generally accepted in the United States ("GAAP"). In addition, the company has provided preliminary net income and earnings per share information on a non-GAAP basis for the three months and year ended December 31, 2008, as well as non-GAAP net income and earnings per share information for the three months and year ended December 31, 2007, which exclude non-cash stock-based compensation expenses, amortization expense associated with acquisitions, and certain items incurred that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges. Internally, management uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s fourth quarter 2008 financial results, operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. The fourth quarter and 2008 revenue and net income figures included in this release are preliminary and unaudited and subject to further review, finalization of the company’s year-end closing procedures, and audit. The company’s current projections of future results are subject to change based upon additional information that may become known and future events and circumstances. The risks and uncertainties that may cause actual results to differ materially from those projected or implied by the forward-looking statements include: Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet, and current economic conditions are unstable and make it more difficult to predict what the company may be able to achieve. It is difficult to predict economic conditions in 2009, and what the consequences will be for spending on healthcare IT systems, and economic conditions may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ plans to adjust its cost structure and business practices in response to the challenging economic environment may not be effective. Eclipsys sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2008		December 31, 2008

	Range		Range
	Low	High	Low	High

GAAP net income	$4	$6	$100	$102

Add back:
Stock-based compensation expense[1]	4	4	17	17
Acquisition amortization - EPSi[2]	1	1	4	4
Acquisition amortization - MediNotes[3]	1	1	1	1
Valuation allowance reversal[4]	(6)	(6)	(86)	(86)
Previous quarter items[5]			5	5

Non-GAAP net income	$4	$6	$41	$43

GAAP diluted earnings per share	$0.07	$0.11	$1.82	$1.86

Add back:
Stock-based compensation expense[1]	0.08	0.08	0.31	0.31
Acquisition amortization - EPSi[2]	0.02	0.02	0.07	0.07
Acquisition amortization - MediNotes[3]	0.02	0.02	0.02	0.02
Valuation allowance reversal[4]	(0.11)	(0.11)	(1.57)	(1.57)
Previous quarter items[5]			0.09	0.09

Non-GAAP diluted earnings per share	$0.07	$0.11	$0.74	$0.78

(1) Represents stock-based compensation expense.

(2) These amounts relate to a charge for a write off of in-process research and development and amortization of intangible assets associated with the February 2008 acquisition of EPSi.

(3) This amount is the amortization of intangible assets associated with the October 2008 acquisition of MediNotes.

(4) Income tax benefit associated with the reversal of our deferred tax valuation allowance. The third quarter 2008 valuation allowance release was based on annual 2008 projections. The fourth quarter actual results were lower than anticipated resulting in release of additional valuation allowance in the fourth quarter of 2008.

(5) This amount includes several previously disclosed items including; a gain on earn out related to a previous asset sale, costs related to the derivative lawsuit, certain tax expenses associated with our review of uncertain state tax positions, several restructurings and related headcount reductions, and non-recurring adjustments from prior years.

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in millions, except per share amounts)

	Three Months Ended	Year Ended
	December 31, 2007	December 31, 2007

GAAP net income	$24	$41

Add back:
Stock-based compensation expense[1]	3	11
Restructuring and other related expense[2]	2	2
Stock option review[3]	1	3
Gain on sale of assets[4]	(9)	(9)
Partial reversal of tax valuation allowance[5]	(5)	(5)

Non-GAAP net income	$16	$43

GAAP diluted earnings per share	$0.44	$0.76

Add back:
Stock-based compensation expense[1]	0.06	0.21
Restructuring and other related expense[2]	0.04	0.04
Stock option review[3]	0.01	0.06
Gain on sale of assets[4]	(0.17)	(0.17)
Partial reversal of tax valuation allowance[5]	(0.09)	(0.10)

Non-GAAP diluted earnings per share	$0.29	$0.80

(1) Represents stock-based compensation expense.

(2) The charge includes restructuring expenses as well as other related non-recurring costs in connection with the move of the corporate headquarters from Boca Raton to Atlanta as well as costs incurred to exit the network business.

(3) This charge was incurred as a result of the voluntary stock option review completed in the second quarter of 2007 and relates to legal and accounting fees as well as subsequent derivative litigation expenses related to such review.

(4) This gain was incurred in conjunction with the sale of CPM Resource Center assets to Elsevier. For the purpose of this reconciliation, the gain on sale of assets of $12.8 million was reduced by related state tax impact of $0.3 million, and incremental employee incentive compensation expense of $3.5 million, incurred as a result of this transaction.

(5) This income tax benefit was recorded as a result of the partial reversal of the Canadian subsidiary tax valuation allowance on its net operating losses.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com
or
Dave Morgan, 404-847-5980
Interim Chief Financial Officer
investor.relations@eclipsys.com